Exhibit 8.1

List of Significant Subsidiaries and Principal Consolidated Affiliated Entities*

Significant Subsidiaries	Jurisdiction of Incorporation
VNET Group Limited	Hong Kong
Diyixian.com Limited	Hong Kong
Dermot Holdings Limited	British Virgin Islands
VNET DRP Investment Holdings Limited	Hong Kong
VNET@Xian Holding Limited	British Virgin Islands
VNET DRP Daxing Private Limited	Singapore
EdgeBlue Limited	Cayman Islands
WiFire Group Inc.	British Virgin Islands
Asia Quality Limited	Hong Kong
Shihua DC Investment Holdings Limited	Cayman Islands
Shihua DC Investment Holdings 2 Limited	Cayman Islands
Shihua DC Investment SH1 Limited	Hong Kong
HongKong Fastweb Holdings Co, Limited	Hong Kong
VNET Mobile Limited	Hong Kong
VNET Ventures Limited	Hong Kong
SPLENDID ORIENTAL LIMITED	British Virgin Islands
WHISPERWIND DEVELOPMENT LIMITED	British Virgin Islands
WON LINK LIMITED	British Virgin Islands
VNET Future Technology Limited	Hong Kong
Apexer Investments Limited	British Virgin Islands
VNET Data Center Co., Ltd.	PRC
VNET (Xi’an) Technology Co., Ltd.	PRC
ABitcool (China) Broadband Inc.	PRC
Foshan Zhuoyi Intelligence Data Co., Ltd.	PRC
Shenzhen Diyixian Telecommunication Co., Ltd.	PRC
Beijing Hongyuan Network Technology Co., Ltd.	PRC
Shanghai Waigaoqiao Free Trade Zone Gaogang Technology Co., Ltd.	PRC
Beijing TenxCloud Technology Co., Ltd.	PRC
Shanghai Edge Connect Technology Co., Ltd.	PRC
Beijing Jianghe Cloud Technology Co., Ltd.	PRC
Beijing Shuntou Green Energy Data Technology Co., Ltd.	PRC
Jiwa Senlin (Beijing) Engineering Co., Ltd.	PRC
Zhongke Zijing Technology Co., Ltd.	PRC
Gu’an Junhui Network Technology Co., Ltd.	PRC
Beijing Jianghe Cloud Industrial Internet Technology Co., Ltd.	PRC
Beijing Xunneng Digital Industry Empowerment Center Co., Ltd.	PRC
Beijing Jianghe Shuzhi Technology Co., Ltd.	PRC
Jianghe Chuangke (Beijing) Technology Co., Ltd.	PRC
Tongyun Internet (Beijing) Cloud Computing Technology Co., Ltd.	PRC
Beijing Zhongshun Yongfeng Investment Consulting Co., Ltd.	PRC
Huailai hulianyun Technology Co., Ltd.	PRC
WLCB Century Cloud Technology Co., LTD	PRC
VNET Anhui Suzhou Technology Co., Ltd.	PRC
VNET (Foshan) Technology Co., Ltd.	PRC
Shenzhen Cloud Native Technology Co., Ltd.	PRC
VNET Hangzhou Information Technology Co., Ltd.	PRC
VNET Zhuhai Financial Leasing Co., Ltd.	PRC
Joytone Infotech Co., Ltd.	PRC

Principal Consolidated Affiliated Entities	Jurisdiction of Incorporation
Beijing Yiyun Network Technology Co., Ltd.	PRC
Beijing iJoy Information Technology Co., Ltd.	PRC
Beijing VNET Broad Band Data Center Co., Ltd.	PRC
Langfang Xunchi Computer Data Processing Co., Ltd.	PRC
Shanghai Blue Cloud Technology Co., Ltd.	PRC
Guangzhou Lianyun Big Data Co., Ltd.	PRC
Beijing Xianghu Yunlian technology Co., Ltd.	PRC

Shanghai Hujiang Songlian Technology Co., Ltd.	PRC
Nantong Chenghong Cloud Computing Co., Ltd.	PRC
Shanghai Zhiyan Yunwei Technology Co., Ltd.	PRC
Shanghai Shilian Technology Co., Ltd.	PRC
Sanhe Shulifang Information Technology Co., Ltd.	PRC
Langfang Huahai Internet Technology Co., Ltd.	PRC
VNET Technology Development (Suzhou) Co., Ltd.	PRC
Shanghai Shuzhong Cloud Information Technology Service Co., Ltd.	PRC
WLCB Century Cloud Data Technology Co., Ltd.	PRC
Hebei Ketai Internet Technology Co., Ltd.	PRC
HuLianXinCheng Network Technology (Beijing) Co., Ltd.	PRC
VNET (Xi’an) Information Outsourcing Industry Park Services Co., Ltd.	PRC
Beijing shuhai hulian technology Co., Ltd.	PRC
Shanghai Edge Blue Cloud Network Technology Co., Ltd.	PRC
Beijing VNET Technology Co., Ltd.	PRC
Shanghai Hesheng Data System Co., LTD	PRC
Beijing Yilong Xinda Technology Co., Ltd.	PRC
Hebei VNET Big Data Co. Ltd.	PRC
Beijing Yicheng Taihe Technology Co., Ltd.	PRC

* Other entities of VNET Group, Inc. have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.